Exhibit 99.1

Technical Communications Corporation Reports Results for the Three and Six Months Ended April 2, 2016

CONCORD, Mass.--(BUSINESS WIRE)--May 17, 2016--Technical Communications Corporation (NasdaqCM: TCCO) today announced its results for the three and six month periods ended April 2, 2016. For the three months ended April 2, 2016, the Company reported a net loss of $(263,000), or $(0.14) per share, on revenue of $557,000, as compared to net income of $210,000, or $0.11 per share, on revenue of $2,373,000 for the quarter ended March 28, 2015. For the six months ended April 2, 2016, the Company reported a net loss of ($681,000), or ($0.37) per share, on revenue of $1,537,000, compared to a net loss of ($518,000), or ($0.28) per share, on revenue of $3,256,000 for the six months ended March 28, 2015.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “Our business is subject to fluctuating revenue performance given long government procurement cycles, delivery and production lead times, and unpredictable global economic and political market conditions. Our balance sheet remains strong as we continue to restrict expenses, while strategically investing in the business. We are also actively pursuing a substantial pipeline of large contracts, and are working diligently to secure one or more during the remainder of fiscal 2016.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended January 2, 2016, and Annual Report on Form 10-K for the fiscal year ended October 3, 2015 filed with the Commission and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated statements of operations

	Quarter Ended
	(Unaudited)
	04/02/2016	03/28/2015
Net sales	$ 558,000	$ 2,373,000
Gross profit	199,000	1,723,000
S, G & A expense	725,000	765,000
Product development costs	202,000	753,000
Operating (loss) profit	(728,000)	205,000
Gain on sale of investment	462,000	-
Net (loss) income	(263,000)	210,000
Net (loss) income per share:
Basic	$ (0.14)	$ 0.11
Diluted	$ (0.14)	$ 0.11

	Six Months Ended
	(Unaudited)
	04/02/2016	03/28/2015
Net sales	$ 1,537,000	$ 3,256,000
Gross profit	766,000	2,335,000
S, G & A expense	1,409,000	1,521,000
Product development costs	506,000	1,343,000
Operating loss	(1,149,000)	(529,000)
Gain on sale of investment	462,000	-
Net loss	(681,000)	(518,000)
Net loss per share:
Basic	$ (0.37)	$ (0.28)
Diluted	$ (0.37)	$ (0.28)

Condensed consolidated balance sheets

	04/02/2016	10/03/2015
	(Unaudited)	(derived from audited
		financial statements)
Cash and marketable securities	$ 4,054,000	$ 2,947,000
Accounts receivable - trade	171,000	1,791,000
Inventory	1,939,000	1,851,000
Other current assets	259,000	133,000
Total current assets	6,423,000	6,722,000
Marketable securities	645,000	762,000
Property and equipment, net	206,000	257,000
Cost method investment	-	275,000

Total assets	$ 7,274,000	$ 8,016,000

Accounts payable	141,000	180,000
Accrued expenses and other current liabilities	434,000	463,000
Total current liabilities	575,000	643,000
Total stockholders’ equity	6,699,000	7,373,000
Total liabilities and stockholders’ equity	$ 7,274,000	$ 8,016,000

CONTACT:
Technical Communications Corporation
Michael P. Malone, 978-287-5100
Chief Financial Officer
www.tccsecure.com